                                                                     Exhibit 2.3

                        --------------------------------

                           ASSET ACQUISITION AGREEMENT

                        --------------------------------

                           DATED AS OF MARCH 21, 2001

                                      AMONG

                           Phoenix Technologies Ltd.,

                                       and

                           RAVISENT Technologies Inc.

              Ravisent Technologies Internet Appliance Group, Inc.

                              Ravisent I.P., Inc.

                        Ravisent Operating Company, Inc.

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   CERTAIN DEFINITIONS ...............................................2

    SECTION 1.1.  CERTAIN DEFINED TERMS .......................................2
                  ---------------------

ARTICLE II  ACQUISITION OF ASSETS .............................................4

    SECTION 2.1.  ASSETS TO BE ACQUIRED .......................................4
                  ---------------------
    SECTION 2.2.  LIABILITIES ASSUMED AND EXCLUDED ............................5
                  --------------------------------
    SECTION 2.3.  PURCHASE PRICE; ALLOCATION ..................................5
                  --------------------------
    SECTION 2.4.  CLOSING .....................................................6
                  -------
    SECTION 2.5.  CLOSING DELIVERIES BY SELLER ................................6
                  ----------------------------
    SECTION 2.6.  CLOSING DELIVERIES BY PURCHASER .............................6
                  -------------------------------
    SECTION 2.7.  DELIVERY OF THE PURCHASED ASSETS ............................7
                  --------------------------------
    SECTION 2.8.  UNASSIGNABLE ASSETS .........................................7
                  -------------------
    SECTION 2.9.  POST CLOSING ACTION .........................................7
                  -------------------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ..........................7

    SECTION 3.1.  ORGANIZATION AND GOOD STANDING OF SELLER ....................7
                  ----------------------------------------
    SECTION 3.2.  AUTHORIZATION AND VALIDITY ..................................8
                  --------------------------
    SECTION 3.3.  NO CONFLICT .................................................8
                  -----------
    SECTION 3.4.  CONSENTS ....................................................8
                  --------
    SECTION 3.5.  TITLE TO PURCHASED ASSETS ...................................8
                  -------------------------
    SECTION 3.6.  SELLER CONTRACTS ............................................9
                  ----------------
    SECTION 3.7.  LITIGATION ..................................................9
                  ----------
    SECTION 3.8.  INTELLECTUAL PROPERTY RIGHTS ................................9
                  ----------------------------
    SECTION 3.9.  COMPLIANCE WITH LAWS ........................................9
                  --------------------
    SECTION 3.10. TAX MATTERS ................................................10
                  -----------
    SECTION 3.11. EMPLOYEES ..................................................10
                  ---------
    SECTION 3.12. PENSION AND EMPLOYEE BENEFIT MATTERS .......................11
                  ------------------------------------
    SECTION 3.13. YEAR 2000 MATTERS ..........................................11
                  -----------------
    SECTION 3.14. BROKERS ....................................................11
                  -------
    SECTION 3.15. INSURANCE ..................................................11
                  ---------
    SECTION 3.16. EMPLOYEE CONFIDENTIALITY AGREEMENTS ........................12
                  -----------------------------------
    SECTION 3.17. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES .........12
                  --------------------------------------------------

                                      -I-

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER ......................12

    SECTION 4.1.  ORGANIZATION AND GOOD STANDING OF PURCHASER ................12
                  -------------------------------------------
    SECTION 4.2.  AUTHORIZATION AND VALIDITY .................................12
                  --------------------------
    SECTION 4.3.  NO CONFLICT ................................................13
                  -----------
    SECTION 4.4.  CONSENTS ...................................................13
                  --------
    SECTION 4.5.  LITIGATION .................................................13
                  ----------
    SECTION 4.6.  BROKERS ....................................................13
                  -------
    SECTION 4.7.  DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES .........13
                  --------------------------------------------------
    SECTION 4.8.  INVESTIGATION BY PURCHASER .................................13
                  --------------------------

ARTICLE V         COVENANTS ..................................................14

    SECTION 5.1.  CONDUCT OF BUSINESS PRIOR TO THE CLOSING ...................14
                  ----------------------------------------
    SECTION 5.2.  CONSENT OF THIRD PARTIES ...................................14
                  ------------------------
    SECTION 5.3.  ACCESS TO INFORMATION ......................................14
                  ---------------------
    SECTION 5.4.  FURTHER ACTIONS ............................................14
                  ---------------
    SECTION 5.5.  CONFIDENTIALITY ............................................14
                  ---------------
    SECTION 5.6.  PUBLIC ANNOUNCEMENTS .......................................15
                  --------------------
    SECTION 5.7.  BOOKS AND RECORDS ..........................................15
                  -----------------
    SECTION 5.8.  REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS ..............15
                  ---------------------------------------------
    SECTION 5.9.  MAINTENANCE OF INSURANCE ...................................15
                  ------------------------
    SECTION 5.10. BULK SALES .................................................16
                  ----------
    SECTION 5.11. SUPPORT ....................................................16
                  -------
    SECTION 5.12. SURVIVAL ...................................................16
                  --------

ARTICLE VI        EMPLOYEE MATTERS ...........................................16

    SECTION 6.1.  OFFERS TO EMPLOYEES ........................................16
                  -------------------
    SECTION 6.2.  EMPLOYEE OBLIGATIONS OF SELLER .............................16
                  ------------------------------
    SECTION 6.3.  SURVIVAL ...................................................17
                  --------

ARTICLE VII       TAX MATTERS ................................................17

    SECTION 7.1.  TRANSACTION TAXES ..........................................17
                  -----------------
    SECTION 7.2.  OTHER TAXES ................................................17
                  -----------
    SECTION 7.3.  TAX LIABILITY ..............................................18
                  -------------

                                      -II-

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE VIII      CONDITIONS TO THE CLOSING ..................................18

    SECTION 8.1.   CONDITIONS TO OBLIGATIONS OF SELLER .......................18
                   -----------------------------------
    SECTION 8.2.   CONDITIONS TO OBLIGATIONS OF PURCHASER ....................19
                   --------------------------------------

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER .................................20

    SECTION 9.1.   TERMINATION ...............................................20
                   -----------
    SECTION 9.2.   EFFECT OF TERMINATION .....................................20
                   ---------------------
    SECTION 9.3.   WAIVER ....................................................20
                   ------

ARTICLE X INDEMNIFICATION ....................................................20

    SECTION 10.1.  LOSS DEFINED; INDEMNITEES .................................20
                   -------------------------
    SECTION 10.2.  INDEMNIFICATION BY SELLER .................................21
                   -------------------------
    SECTION 10.3.  INDEMNIFICATION BY PURCHASER ..............................21
                   ----------------------------
    SECTION 10.4.  THIRD PARTY CLAIMS ........................................22
                   ------------------
    SECTION 10.5.  LIMITATIONS ON INDEMNIFICATION ............................22
                   ------------------------------
    SECTION 10.6.  ESCROW FUND ...............................................23
                   -----------
    SECTION 10.7.  ESCROW PERIOD .............................................23
                   -------------
    SECTION 10.8.  CLAIMS UPON ESCROW FUND ...................................23
                   -----------------------
    SECTION 10.9.  RESOLUTION OF CONFLICTS; ARBITRATION ......................23
                   ------------------------------------

ARTICLE XI  GENERAL PROVISIONS ...............................................24

    SECTION 11.1.  EXPENSES ..................................................24
                   --------
    SECTION 11.2.  NOTICES ...................................................24
                   -------
    SECTION 11.3.  HEADINGS; DISCLOSURE ......................................25
                   --------------------
    SECTION 11.4.  SEVERABILITY ..............................................25
                   ------------
    SECTION 11.5.  SURVIVAL ..................................................26
                   --------
    SECTION 11.6.  ENTIRE AGREEMENT ..........................................26
                   ----------------
    SECTION 11.7.  ASSIGNMENT ................................................26
                   ----------
    SECTION 11.8.  NO THIRD-PARTY BENEFICIARIES ..............................26
                   ----------------------------
    SECTION 11.9.  AMENDMENT; WAIVER .........................................26
                   -----------------
    SECTION 11.10. GOVERNING LAW; JURISDICTION AND VENUE .....................26
                   -------------------------------------
    SECTION 11.11. COUNTERPARTS ..............................................26
                   ------------
    SECTION 11.12. NO JOINT VENTURE ..........................................26
                   ----------------

                                     -III-

                             EXHIBITS AND SCHEDULES

Exhibits
--------

     A          Assignment and Assumption Agreement and Bill of Sale

     B          Escrow Agreement

     C          CEO Non-Competition Agreement

     D          Intellectual Property Assignment

     E          Form of Opinion from Counsel to Ravisent

     F          Legal Opinion of Seller's Special Delaware Counsel

     G          Secretary's Certificate of Seller

Schedules
---------

     1          Intangible Assets

     2          Tangible Assets

     3          Seller Disclosure Letter

     4          Excluded Assets

     This ASSET ACQUISITION AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of March 21, 2001 (the "Effective Date"), by and among Phoenix
                                --------------
Technologies Ltd., a Delaware corporation ("Purchaser"), RAVISENT Technologies
                                            ---------
Inc., a Delaware corporation ("Ravisent"), Ravisent Technologies Internet
                               --------
Appliance Group, a Delaware corporation ("Appliance Group"), Ravisent I.P., Inc.
                                          ---------------
a Nevada corporation ("RIP") and Ravisent Operating Company, Inc. a Delaware
                       ---
corporation ("ROCI"), (Ravisent, Appliance Group, RIP, and ROCI referred to
              ----
collectively herein as "Seller").
                        ------

                                   WITNESSETH:

     WHEREAS, Seller desires to sell and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, certain assets related to its Internet Appliance Business (as defined below), all upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, in connection with the sale of assets described above, Seller will permit Purchaser to make offers of employment and hire employees of Seller who have worked in the Internet Applicance Business;

     NOW, THEREFORE, in consideration of the facts stated in the above recitals and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     SECTION 1.1. Certain Defined Terms As used in this Agreement, the following
                  ---------------------
terms shall have the following meanings:

     "Affiliate" shall have those meanings ascribed to such terms by Rule 405
      ---------
promulgated under the U.S. Securities Act of 1933, as amended.

     "Ancillary Agreements" means, collectively, the Assignment, Bill of Sale
      --------------------
and Assumption Agreement and the Escrow Agreement.

     "Assignment, Bill of Sale and Assumption Agreement" means the Assignment
      -------------------------------------------------
and Assumption Agreement and Bill of Sale substantially in the form of Exhibit
                                                                       -------
A.
-
     "Assumed Liabilities" means any and all liabilities of Seller under the
      -------------------
Seller Contracts to the extent that such liabilities arise, are incurred or require performance of an action on or subsequent to the Closing Date.

     "Encumbrance" means any pledge, lien, collateral assignment, security
      -----------
interest, mortgage, deed of trust, title retention, conditional sale or other security arrangement, or adverse claim of title or ownership, other than those, which do not materially detract from or interfere with the ownership of the properties subject thereto.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as
      -----
amended, and the rulings and regulations promulgated thereunder.

     "Escrow Agreement" means an Escrow Agreement substantially in the form of
      ----------------
Exhibit B hereto.
---------

     "Excluded Assets" means all assets of Seller other than the Purchased
      ---------------
Assets, including, without limitation, (i) all Seller's cash, bank accounts and securities; (ii) all insurance policies of Seller and all rights of Seller of every nature and description under or arising out of such insurance policies (except those insurance policies set forth in Section 3.6 of the Seller
                                              -----------
Disclosure Letter); (iii) all assets of, or held by or with respect to, any employee benefit plan (whether or not governed by ERISA) or any trust, fund or account that is related to any such employee benefit plan or that is similar in purpose or function thereto; (iv) except as otherwise provided herein, Seller's right, title and interest in the name "Ravisent" or any variation or combination thereof, or Seller's other trademarks trade dress, monograms or logos and the goodwill associated therewith (iv) all monies owed to Seller, accrued or unaccrued, under the Seller Contracts as of the Closing Date, and (v) the assets listed on Schedule 4 hereto.

     "Employees" means those employees and consultants listed on Section 3.11(a)
      ---------                                                  ---------------
of the Seller Disclosure Letter hereto.

     "Intangible Assets" means, collectively, the Intellectual Property Rights
      -----------------
and intangible assets, properties and rights of Seller listed on Schedule I
                                                                 ----------
hereto.

     "Intellectual Property Rights" means any and all existing or future patent
      ----------------------------
rights (including patent applications and disclosures), rights of priority,
        ---------
industrial design rights, copyrights, moral rights, rights of Seller in trade secrets, know-how and any other intellectual property rights recognized in any country or jurisdiction of the world, including licensed rights derived from agreements with third parties.

     "Internal Revenue Code" means the U.S. Internal Revenue Code of 1986, as
      ---------------------
amended, and the Treasury regulations (final and temporary) promulgated thereunder and the administrative pronouncements issued by the Internal Revenue Service relating thereto.

     "Internet Appliance Business" means the business of designing, developing,
      ---------------------------
manufacturing, testing, marketing, licensing, distributing, using, modifying, operating, installing, servicing, supporting, maintaining, or otherwise using or commercially exploiting one or more of the Internet Appliance Products.

     "Internet Appliance Market" means the market for wired and wireless
      -------------------------
electronic products that are (i) capable of browsing the Internet and (ii) may be capable of decompressing streaming video standards (e.g. Real Networks, Apple Quicktime, Windows Media Formats, MPEG-1, MPEG-4, etc.) only on the Internet and
(iii) otherwise incapable of decompressing MPEG digital signals.

     "Internet Appliance Products" means the services, hardware products,
      ---------------------------
software products, development tools and any other products directed towards or suitable to be offered in the Internet Appliance Market.

     "Person" means any individual, partnership, limited liability company,
      ------
firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

     "Purchased Assets" shall have the meaning given such term in Section
      ----------------                                            -------
2.1(a).
------
     "Purchaser's Disclosure Letter" means Purchaser's Disclosure Letter dated as of the Effective Date, which is being delivered to Seller concurrently with the execution of this Agreement.

     "Seller Contracts" means those leases, licenses, agreements, contracts,
      ----------------
understandings, arrangements, commitments and purchase orders listed on Section
3.6 of the Seller Disclosure Letter hereto.                             -------
---
     "Seller's Disclosure Letter" means Seller's Disclosure Letter dated as of
      --------------------------
the Effective Date, which is being delivered to Purchaser concurrently with the execution of this Agreement, and set forth in Schedule 3.
                                              ----------

     "Seller's or Purchaser's knowledge" or "Knowledge of Purchaser or Seller":
      ---------------------------------      --------------------------------
A particular fact or other matter shall be deemed to be within "Seller's knowledge" or "Purchaser's knowledge," or similar phrases, as the case may be, if any officer, or technical division head or manager of Seller or Purchaser (as applicable) is aware of such fact or other matter.

     "Tangible Assets" means, the tangible personal property assets of Seller
      ---------------
listed on Schedule 2 hereto.
          ----------

     "Tax" or "Taxes" means all taxes or similar governmental charge or levy of
      ---      -----
any kind whatsoever (whether payable directly or by withholding), including without limitation, income taxes, gross receipts taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, value added taxes, documentary taxes, intangible personal property taxes, withholding taxes, real or personal property taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes, together with any related liabilities, penalties, fines, additions to tax or interest imposed by any governmental agency, and whether disputed or not.

                                   ARTICLE II

                              ACQUISITION OF ASSETS

     SECTION 2.1. Assets to Be Acquired.
                  ---------------------

     (a) Purchased Assets. Subject to the terms and conditions of this
         ----------------
Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver (or cause to be sold, assigned, transferred, conveyed and delivered) to Purchaser and Purchaser shall purchase and accept from Seller, free and clear of all Encumbrances, all right, title and interest in and to all of the following (collectively, the "Purchased Assets"):
                    ----------------

         (i) the Intangible Assets (including all Intellectual Property Rights therein and thereto);

         (ii) the Tangible Assets;

         (iii) the right to enforce confidentiality, non-disclosure, employee invention assignment and other proprietary rights agreements between Seller and Seller Employees related to the Internet Appliance Business; provided that Seller may redact portions of such documents which do not relate to the Internet Appliance Business;

         (iv) the right to enforce confidentiality, non-disclosure or similar agreements not assigned to Purchaser pursuant to the terms of this Agreement, between Seller and third parties, related to the Internet Appliance Business; provided that Seller may redact portions of such documents which do not relate to the Internet Appliance Business;

         (v) all of Seller's rights under the Seller Contracts, to the extent that such rights arise on or subsequent to the Closing Date

         (vi) all copies of Seller's marketing and sales information, pricing, marketing plans, business plans, financial and business projections and other files and records which pertain exclusively to the Internet Appliance Business;

         (vii) all rights, claims or causes of action against any third party relating to the Internet Appliance Business or the Purchased Assets, except for claims with regard to Excluded Assets; and

         (viii) the goodwill associated with the foregoing.

     (b) Excluded Assets. Notwithstanding any provision to the contrary set
         ---------------
forth herein, the parties agree that Seller is not selling or assigning to Purchaser, and the Purchased Assets do not include, any of the Excluded Assets.

     SECTION 2.2. Liabilities Assumed and Excluded.
                  --------------------------------

     (a) At the Closing, Purchaser shall assume and be responsible for the payment, performance, and discharge of the Assumed Liabilities.

     (b) Except for the Assumed Liabilities, Purchaser shall not assume or otherwise become obligated to pay, perform or discharge any liabilities, debts or obligations of Seller and Seller shall retain, and shall be solely responsible and liable for paying, performing and discharging when due, all of Seller's liabilities other than the Assumed Liabilities.

     SECTION 2.3. Purchase Price: Allocation.
                  --------------------------

     (a) Purchase Price. Subject to the performance by Seller of all of its
         --------------
obligations under this Agreement (including delivering all documents required to be delivered) at the Closing, in consideration of the acquisition of the Purchased Assets under Section 2.1, Purchaser agrees (i) to delivcr to Seller
                       -----------
the sum of Sixteen Million Two Hundred Thousand Dollars ($16,200,000) in immediately available funds and (ii) to deliver to a mutually acceptable escrow agent (the "Escrow Agent") the sum of One Million Eight Hundred Thousand Dollars
            ------------
($1,800,000) (the "Escrow Cash") in immediately available funds to be held by
                   -----------
such Escrow Agent for a period of twelve (12) months ("Escrow Period") in
                                                       -------------
accordance with the terms and conditions of an Escrow Agreement to be executed at Closing (together, the "Purchase Price").
                           --------------

     (b) Allocation. As soon as practicable following the Effective Date,
         ----------
Purchaser and Seller shall use best efforts to agree upon an allocation of the Purchase Price among the Purchased Assets, in accordance with the allocation requirements of Section 1060 of the Internal Revenue Code and the regulations thereunder. The allocation of the Purchase Price agreed upon by the parties pursuant to this Section shall be reduced to a writing executed and delivered by Seller and Purchaser to each other (the "Purchase Price Allocation Agreement"). Any subsequent adjustments to the
 -----------------------------------
allocable Purchase Price shall be reflected in the Purchase Price Allocation Agreement in a manner consistent with Treasury Regulation Section 1.1060-IT(e).

     (i) Consistent Treatment and Characterization of Amounts. For all Tax
         ----------------------------------------------------
purposes, Purchaser and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the Purchase Price Allocation Agreement, and will not take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation or otherwise, unless required to do so by a governmental authority. Seller and Purchaser shall each be responsible for the preparation of their own Section 1060 statements and forms in accordance with applicable Tax laws, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party to accomplish the foregoing.

     SECTION 2.4. Closing. Subject to the terms and conditions of this
                  -------
Agreement, the sale, purchase and transfer of the Purchased Assets and the assumption of the Assumed Liabilities shall take place at a closing (the "Closing"). The Closing shall occur as soon as reasonably practicable upon
 -------
fulfillment or waiver of the closing conditions set forth in Article VIII (the "Closing Date") at the offices of Phoenix Technologies Ltd., 411 East Plumeria
 ------------
Drive, San Jose, California at 10:00 a.m. local time.

     SECTION 2.5.Closing Deliveries by Seller. At the Closing, Seller shall
                 ----------------------------
deliver or cause to be delivered to Purchaser:

     (a) duly executed counterparts of each Ancillary Agreement to which Seller is a party;

     (b) Seller shall deliver to Purchaser any assignments, and any required consents to assignment, that it has obtained in respect of the Seller Contracts, duly executed by parties having the authority to so assign or consent to assign.

     (c) assignments substantially in the forms of Exhibit D (the "Intellectual
                                                   ---------       ------------
Property Assignment"), by which Seller shall assign to Purchaser the
-------------------
Intellectual Property Rights included in the Purchased Assets, duly executed on Seller's behalf by an officer of Seller with his or her execution notarized; and

     (d) all other items required to be delivered by Seller at the Closing pursuant to Section 8.2 of this Agreement, any other provision hereof or any
            -----------
Ancillary Agreement.

     SECTION 2.6. Closing Deliveries by Purchaser. At the Closing, Purchaser
                  -------------------------------
shall deliver or cause to be delivered to Seller:

     (a) payment of the Purchase Price by wire transfer of immediately available funds to Seller and Escrow Agent in accordance with Section 2.3(a) hereof;
                                                    --------------

     (b) executed counterparts of the Escrow Agreement and each Ancillary Agreement to which Purchaser is a party; and

     (c) all other items required to be delivered by Purchaser at the Closing pursuant to Section 8.1 of this Agreement or any other provision hereof or any
            -----------
Ancillary Agreement.

     SECTION 2.7. Delivery of the Purchased Assets. Seller shall make available
                  --------------------------------
the Purchased Assets to Purchaser on the Closing Date at 1731 Technology Drive, San Jose, CA 95113.

     SECTION 2.8. Unassignable Assets. Notwithstancbng any other provision of
                  -------------------
this Agreement or any of the Ancillary Agreements, to the extent that any of the Seller Contracts or any other assets constituting part of the Purchased Assets are not assignable or otherwise transferable to Purchaser without the consent, approval or waiver of another party thereto or any third party (including any governmental agency), or if such assignment or transfer would constitute a breach thereof or a violation of any applicable law or agreement with any third party, then neither this Agreement nor such Ancillary Agreements shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained. With respect to each Seller Contract whose assignment or transfer to Purchaser requires the consent, approval or waiver of another party thereto or any third party, Seller shall use its best reasonable efforts to obtain such consent, approval or waiver of such other party or parties or such third party to such assignment or transfer as promptly as practicable. Purchaser agrees to cooperate with Seller and supply relevant information to such party or parties or such third party in order to assist Seller in its obligations under this Section.

     SECTION 2.9.Post Closing Action. Subsequent to the Closing Date, Seller
                 -------------------
shall, and shall cause any subsidiary of Seller to, from time to time execute and deliver, upon the request of Purchaser, all such other and further materials and documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Purchaser to effect, record or verify the transfer to and vesting in Purchaser of full right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances, (except as specified in Section 3.5(a) of the Seller Disclosure Letter) in accordance with the terms of this Agreement.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser that, except as expressly set forth in the Seller's Disclosure Letter, all of the following statements, representations and warranties are true and correct as of the Effective Date:

     SECTION 3.1. Organization and Good Standing of Seller. Seller is a
                  ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes qualification necessary, except for such failures to be so qualified and in good standing would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated in this Agreement or the Ancillary Agreements, or otherwise prevent or materially delay Seller from performing its obligations under this Agreement or the Ancillary Agreements. Seller has all requisite corporate power and authority to carry on the Internet Appliance Business as now conducted and to enter into this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

     SECTION 3.2. Authorization and Validity. The execution and delivery of this
                  --------------------------
Agreement and the Ancillary Agreements and the performance of all obligations of Seller hereunder and thereunder, has been duly and validly authorized by all necessary corporate action on the part of Seller and no other act or proceeding on the part of or on behalf of Seller by or on behalf of its stockholders is necessary to approve the execution and delivery of this Agreement, the Ancillary Agreements and such other agreements and instruments, the performance by Seller of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing the other Ancillary Agreements will be, duly executed and delivered by Seller. This Agreement constitutes, and, upon Seller's execution of each of the other Ancillary Agreements, each of the other Ancillary Agreements will constitute, assuming the due authorization, execution and delivery by Purchaser, a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, now or hereafter in effect, affecting enforcement of creditors' rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 3.3. No Conflict. The execution, delivery and performance of this
                  -----------
Agreement and the Ancillary Agreements by Seller and the consummation of the transactions contemplated hereby and thereby, subject to compliance with the consents required in Section 3.4 of the Seller Disclosure Letter, do not and
                     -----------
will not (a) result in a violation or default in any material respect of any provision of Seller's charter documents or any judgment, order, writ or decree applicable to Seller, (b) constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any of the Seller Contracts or (c) result in the creation of any Encumbrance on any of the Purchased Assets.

     SECTION 3.4. Consents. No consent, approval, order or authorization of or
                  --------
registration, qualification, designation, declaration or filing with, any governmental entity on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for where the failure to obtain such consents, approvals, orders or authorizations or to make such registrations, qualifications, designations, declarations or filings would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements. Section 3.4 of the Seller Disclosure Letter sets
                              -----------
forth a true and complete list of each and every instrument pursuant to which the consent or approval of any third party or governmental authority is required in order for Seller to assign or transfer to Purchaser any of the Purchased Assets or any rights or obligations under Seller Contracts.

     SECTION 3.5. Title to Purchased Assets.
                  -------------------------

     (a) Purchased Assets. Seller and its wholly owned subsidiaries own all of
         ----------------
the Purchased Assets and has good and marketable title in and to all of the Purchased Assets, free and clear of all Encumbrances whatsoever. Title to all of the Purchased Assets is freely transferable from Seller and its Affiliates to Purchaser free and clear of all Encumbrances.

     (b) Sufficiency of Assets. The Purchased Assets include all the assets and
         ---------------------
rights that are necessary and sufficient to conduct the Internet Appliance Business as conducted by the Seller as of the Effective Date.

     SECTION 3.6. Seller Contracts. Section 3.6 of the Seller Disclosure Letter
                  ----------------  -----------
a comprehensive list of all Seller Contracts, all of which are valid, in full force and effect, and enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies). Neither Seller nor, to Seller's knowledge, any other party to any Seller Contract, is in breach or default in performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or lapse of time or both, would constitute a breach, default or event of default on the part of Seller or, to Seller's knowledge, on the part of any other party. As of the Effective Date, no party has made a payment to Seller under the Seller Contracts in consideration of performance to be done by Purchaser after the Closing Date.

     SECTION 3.7. Litigation. There is no claim, action, suit, arbitration,
                  ----------
mediation, investigation or other proceeding of any nature pending or, of Seller's knowledge, threatened, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that could adversely affect the Purchased Assets, or contests or challenges Seller's authority, right or ability to sell or convey, as the case may be, any of the Purchased Assets to Purchaser hereunder or otherwise perform Seller's obligations under this Agreement or any of the Ancillary Agreements. There are no judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator pending or binding against Seller, which adversely affect any of the Purchased Assets.

     SECTION 3.8. Intellectual Property Rights.
                  ----------------------------

     (a) Ownership. Seller and its Affiliates are the sole owner of all
         ---------
Intellectual Property Rights in the Intangible Assets, to be transferred to Purchaser as set forth herein. Seller has taken reasonable steps to maintain and protect all Intellectual Property Rights in the Intangible Assets.

     (b) Non-Infringement. To Seller's knowledge, the Purchased Assets have not
         ----------------
infringed or violated and currently do not infringe, violate, or misappropriate any Intellectual Property Rights of any third party, and, to Seller's knowledge, no third party has asserted or threatened to assert against Seller any claim of infringement or misappropriation of any such rights. To Seller's knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights in and to the Purchased Assets.

     (c) Licenses. Section 3.8 of the Seller Disclosure Letter sets forth each
         --------  -----------
material license Seller has granted to any third party with respect to any Purchased Asset. Section 3.8 of the Seller's Disclosure Letter sets forth each
                 -----------
Intellectual Property Right in connection with the development, use or sale of the Internet Appliance Products that a third party owns and that Seller uses pursuant to a license, sublicense, agreement or other permission.

     SECTION 3.9. Compliance with Laws. Seller has complied in all respects with
                  --------------------
and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation applicable to any of the Purchased Assets, except for such violations and failures to comply that would not prevent or materially delay the consummation of the transactions contemplated in this Agreement or the Ancillary Agreements, or otherwise prevent or materially delay Seller from performing its obligations under this Agreement or the Ancillary Agreements.

     SECTION 3.10. Tax Matters.
                   -----------

     (a) Tax Assessments. There is no claim or assessment pending or, to
         ---------------
Seller's knowledge, threatened for any alleged deficiency in Tax attributable to Seller or the affiliated, combined consolidated or unitary group of which Seller is or had been a member (the "Seller Group"), relating to the Purchased Assets,
                              ------------
and to Seller's knowledge, there is no audit or investigation with respect to any liability of Seller or the Seller Group for Taxes.

     (b) No Tax Liens. There are (and as of immediately following the Closing
         ------------
there will be) no Encumbrances on any of the Purchased Assets relating to or attributable to Taxes, other than liens for Taxes not yet due and payable.

     (c) Filings and Tax Liability. (i) Seller has duly filed all federal,
         -------------------------
state, local and foreign Tax returns required to be filed by it (in material compliance with applicable Tax laws and regulations); (ii) no extensions with respect to such Tax returns has been requested or granted; and (iii) all Taxes required to be paid by Seller as set forth in such Tax returns have been paid.

     SECTION 3.11. Employees.
                   ---------

     (a) Section 3.11(a) of the Seller Disclosure Letter sets forth a
         ---------------
comprehensive list of all employees and consultants working in the Internet Appliance Business (each, an "Employee" and collectively, the "Employees") and,
                              --------                         ---------
for each Employee, the annual base salary of such Employee effective as of the Effective Date, their current status as exempt or non-exempt, all bonuses, profit sharing, or commissions accrued or payable, any special compensatory or reimbursement arrangements, comp time or other arrangements with such Employees and any other compensatory agreements between such Employee and Seller.

     (b) No collective bargaining agent or employee association represents Employees with respect to Seller's employment of Employee.

     (c) There has not been for a period of twelve (12) consecutive months prior to the Effective Date, nor is there existing or threatened, any strike, slowdown, picketing, or work stoppage with respect to the Internet Appliance Business.

     (d) Seller is in material compliance with all laws relating to employment that are applicable to the Employees;

     (e) Set forth in Section 3.11(e) of the Seller Disclosure Letter is a
                      ----------------
complete and accurate list of all Employees currently on leave and in receipt of short-term disability ("STD") benefits along with their STD commencement date
                        ---
and expected date of return to work;

     (f) Set forth in Section 3.11(f) of the Seller Disclosure Letter is a
                      ---------------
complete and accurate list of all Employees currently on leave and in receipt of long-term disability ("LTD") benefits along with their LTD commencement date and
                       ---
expected date of return to work;

     (g) Set forth in Section 3.11(g) of the Seller Disclosure Letter is a
                      ---------------
complete and accurate list of all Employees currently on leave and in receipt of applicable workers' compensation legislation benefits along with, if applicable, their leave commencement date and expected date of return to work; and

     (h) There are no outstanding assessments, penalties, fines, levies, charges, surcharges or other amounts due or owing pursuant to any applicable workers' safety and insurance laws in respect of the Internet Appliance Business or Employees and no audit is currently being performed pursuant to any applicable workers' safety and insurance law.

     SECTION 3.12. Pension and Employee Benefit Matters.
                   ------------------------------------

     (a) Neither Seller nor any entity which, within the last 5 years, has been under common control of or affiliated with Seller (an "ERISA Affiliate") within
                                                       ---------------
the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code, has ever been obligated to contribute to any "multi-employer plan" as such term is defined in Section 3(37) of ERISA. No liability to the Pension Benefit Guaranty Corporation is expected to be incurred in connection with the transactions contemplated hereby. Neither Seller nor any ERISA Affiliate has any liability with respect to a pension plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA.

     (b) With respect to the employee plans maintained, sponsored, or contributed to by Seller which are intended to be qualified under Section 401(a) of the Internal Revenue Code ("Seller Employee Plans"), no event has occurred
                               ---------------------
and, to Seller's knowledge, there exists no condition or set of circumstances in connection with which Seller could be subject to any liability under the terms of or with respect to, such Seller Employee Plans, ERISA, the Internal Revenue Code or any other applicable law. Each Seller Employee Plan intended to be qualified under Section 401(a) of the Internal Revenue Code has (i) received a favorable determination letter from the Internal Revenue Service regarding such qualified status or (ii) been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Set forth on Section 3.12
                                                                    ------------
of the Seller Disclosure Letter is a list of the most recent Internal Revenue Service determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered to Parent. Each Seller Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by all applicable laws, including but not limited to ERISA and the Internal Revenue Code, which are applicable to such Seller Employee Plans.

     SECTION 3.13. Year 2000 Matters. None of the Purchased Assets or Internet
                   -----------------
Appliance Products are date or time sensitive.

     SECTION 3.14. Brokers. Other than Bear, Stearns & Co., Inc., the fees and
                   -------
expenses of whom shall be paid by Seller, neither Seller, nor any of its affiliates, has employed any broker, finder, investment banker or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder, investment banker or agent with respect thereto.

     SECTION 3.15. Insurance. Section 3.15 of the Seller Disclosure Letter
                   ---------  ------------
contains a list of all insurance policies maintained by the Seller for the benefit of or in connection with the Purchased Assets and each such policy will be maintained in full force and effect up to the Closing Date. The Seller is not in default of any material obligation pursuant to any of these insurance policies. All premiums payable under all such policies and bonds have been paid and the Seller is otherwise in full compliance with the material terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).

     SECTION 3.16. Employee Confidentiality Agreements. Any and all employees
                   -----------------------------------
and consultants, including all prior employees, of Seller who have or who have had reasonable access to, or knowledge of, any secret, confidential, or proprietary information and to inventions relating to the Internet Appliance Business have executed written confidentiality agreements with Seller pursuant to which such employees and consultants have agreed to maintain in confidence secret, confidential or proprietary information learned or acquired in the scope of their employment, and any and all such employees, including all such prior employees and consultants, have executed a specific assignment of any title, shop right or license to Seller and that all Purchased Assets created by any employee or consultant have been by employees or contractors under work-for-hire, as understood under common law.

     SECTION 3.17. Disclaimer of Other Representations and Warranties. Neither
                   --------------------------------------------------
Seller, the stockholders of Seller nor any Affiliates of Seller make, and they have not made, any representations or warranties relating to either Seller or any of its Affiliates in connection with the transactions contemplated hereby other than those expressly set forth by Seller in this Article III.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that, except as set forth in the Purchaser's Disclosure Letter, all of the following statements, representations and warranties are true, accurate and correct:

     SECTION 4.1. Organization and Good Standing of Purchaser. Purchaser is a
                  -------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes qualification necessary, except for such failures to be so qualified and in good standing would not prevent or materially delay the consummation of the transactions contemplated in this Agreement or the Ancillary Agreements, or otherwise prevent or materially delay Purchaser from performing its obligations under this Agreement or the Ancillary Agreements. Purchaser has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby.

     SECTION 4.2. Authorization and Validity. The execution and delivery of this
                  --------------------------
Agreement and the Ancillary Agreements and the performance of all obligations of Purchaser hereunder and thereunder, has been duly and validly authorized by all necessary corporate action on the part of Purchaser and no other act or proceeding on the part of or on behalf of Purchaser by or on behalf of its shareholders is necessary to approve the execution and delivery of this Agreement, the Ancillary Agreements and such other agreements and instruments, the performance by Purchaser of its obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and at the Closing the other Ancillary Agreements will be, duly executed and delivered by Purchaser. This Agreement constitutes, and, upon Purchaser's execution of each of the other Ancillary Agreements, each of the other Ancillary Agreements will constitute, assuming the due authorization, execution and delivery by Seller, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application, now or hereafter in effect, affecting enforcement of creditors' rights generally; and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 4.3. No Conflict. The execution, delivery and performance of this
                  -----------
Agreement and the Ancillary Agreements by Purchaser and the consummation of the transactions contemplated hereby and thereby do not and will not (a) result in a violation or default in any material respect of any provision of Purchaser's charter documents or any judgment, order, writ or decree applicable to Purchaser, or (b) constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach, violation or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material contract of Purchaser.

     SECTION 4.4. Consents. No consent, approval, order or authorization of or
                  --------
registration, qualification, designation, declaration or filing with, any governmental entity on the part of Purchaser is required in connection with the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for where the failure to obtain such consents, approvals, orders or authorizations or to make such registrations, qualifications, designations, declarations or filings would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 4.5. Litigation. There is no claim, action, suit, arbitration,
                  ----------
mediation, investigation or other proceeding of any nature pending or, to Purchaser's knowledge, threatened, at law or in equity, by way of arbitration or before any court, governmental department, commission, board or agency that could adversely affect, contest or challenge Purchaser's authority, right or ability to purchase or receive any of the Purchased Assets from Seller hereunder or otherwise perform Purchaser's obligations under this Agreement or any of the Ancillary Agreements.

     SECTION 4.6. Brokers. Neither Purchaser nor any of its affiliates has
                  -------
employed any broker, finder or agent, incurred or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement, or dealt with anyone purporting to act in the capacity of a broker, finder or agent with respect thereto.

     SECTION 4.7. Disclaimer of Other Representations and Warranties. Neither
                  --------------------------------------------------
the stockholders of Purchaser nor any affiliate of Purchaser make, and they have not made, any representations or warranties other than those set forth in this
Article IV.

     SECTION 4.8. Investigation by Purchaser. Purchaser has conducted an
                  --------------------------
investigation, review and analysis of the operations, assets, liabilities, results of operations, financial condition, software and prospects of the Internet Appliance Business and the Purchased Assets, which investigation, review and analysis was performed by Purchaser and its Affiliates, and, to the extent Purchaser deemed appropriate, by Purchaser's advisors and representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of Seller it has deemed necessary to enter into this Agreement and, at Closing, to consummate the transactions contemplated hereby.

                                    ARTICLE V

                                    COVENANTS

     SECTION 5.1. Conduct of Business Prior to the Closing. Seller agrees that,
                  ----------------------------------------
from the Effective Date and continuing until the earlier of the Closing Date or the termination of this Agreement according to its terms, Seller will carry on the Internet Appliance Business in the ordinary course and consistent with Seller's past practice (taking into account the sale of the Purchased Assets contemplated hereby and Seller's other agreements hereunder) except for such actions of Seller as may be contemplated by this Agreement or agreed to by Purchaser. Without limiting the foregoing, during the period described in the preceding sentence, except in the ordinary course and consistent with Seller's past practice or as agreed to by Purchaser, Seller agrees not to: (i) sell, transfer, assign, convey, license, move, relocate, encumber or otherwise dispose of any of the Purchased Assets; (ii) transfer any Employee to any other division or position of employment within Seller; (iii) terminate the employment of any Employee; or (iv) materially change the base salary or bonus of any Employee or establish a bonus plan or any new employee benefits for any Employee without Purchaser's prior written approval.

     SECTION 5.2. Consent of Third Parties. Seller shall use its commercially
                  ------------------------
reasonable efforts to obtain the consent in writing of all persons, if any, necessary to permit Seller to assign and transfer all of the Purchased Assets free and clear of all Encumbrances.

     SECTION 5.3. Access to Information. From the Effective Date until the
                  ---------------------
earlier of the Closing Date or the termination of this Agreement according to its terms, Seller will afford to the representatives of Purchaser, including its counsel and auditors, during normal business hours, access to any and all of the Purchased Assets such that Purchaser may have a reasonable opportunity to make a full investigation of the Purchased Assets in advance of the Closing Date as it shall reasonably desire, and the Seller will confer with representatives of Purchaser and will furnish to Purchaser, either orally or by means of such records, documents, and memoranda as are available or reasonably capable of preparation, such information as Purchaser may reasonably request, and Seller will furnish to Purchaser's auditors all consents and authority that they may reasonably request in connection with any such examination.

     SECTION 5.4. Further Actions. Each of the parties hereto shall, at its own
                  ---------------
expense, execute and deliver such documents and other papers and take such further actions as may be required to carry out the provisions of this Agreement, the Escrow Agreement and the Ancillary Agreements, to cause the conditions to Closing set forth in Article VIII to be fulfilled as promptly as possible, and to give effect to the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 5.5. Confidentiality. All copies of financial information,
                  ---------------
marketing and sales information, pricing, marketing plans, business plans, financial and business projections, manufacturing processes and procedures, formulae, methodologies, inventions, product designs, product specifications and drawings, and other confidential and/or proprietary information of a party (the "Disclosing Party") disclosed to the other party (the "Non-Disclosing Party") in
 ----------------                                      --------------------
the course of negotiating the transactions contemplated by this Agreement ("Confidential Information") will be held in strict confidence and not used or
  ------------------------
disclosed by the Non-Disclosing Party or any of its employees, affiliates or stockholders and, upon termination of this Agreement in accordance with its terms and upon the Disclosing Party's written request to the Non-Disclosing Party, will be promptly destroyed by the Non-Disclosing Party or returned to the Disclosing Party. The Non-Disclosing Party's employees, affiliates and stockholders will not be given access to Confidential Information except on a "need to know" basis. It is agreed that Confidential Information will not include information that: (a) is proven to have been known to the Non-Disclosing Party prior to receipt of such information from the Disclosing Party; (b) is disclosed by a third party having the legal right to disclose such information and who owes no obligation of confidence to the Disclosing Party; (c) is now, or later becomes part of the general public knowledge or literature in the art, other than as a result of a breach of this Agreement by the Non-Disclosing Party; or (d) is proven to be independently developed by the Disclosing Party without the use of any Confidential Information. The provisions of this Section 5.5 shall supersede the
                                                 -----------
provisions of the letter agreement, dated as of October 25, 2000, between Purchaser and Seller (the "Confidentiality Agreement").
                           -------------------------

     SECTION 5.6. Public Announcements. On and prior to the Closing Date,
                  --------------------
Purchaser and Seller shall advise and confer with each other prior to the issuance of any reports, statements or releases concerning this Agreement (including the exhibits hereto) and the transactions contemplated hereby. Neither Purchaser nor Seller will make any public disclosure prior to the Closing or with respect to such matters unless both parties agree on the text and timing of such public disclosure, except as may be required by law, court process, securities exchange listing agreement or the rules of the National Association of Securities Dealers. Promptly following the execution of this Agreement, the parties shall issue a joint press release approved by both parties announcing the transactions contemplated hereby.

     SECTION 5.7. Books and Records. If, in order to properly prepare documents
                  -----------------
required to be filed with governmental authorities (including Tax authorities) or its financial statements, it is necessary that any party hereto or any successors be furnished with additional information relating to the Purchased Assets, and such information is in the possession of any other party hereto, such party agrees to use its good faith efforts to promptly furnish such information to the party needing such information, at the cost and expense of the party being furnished such information. From and after the Effective Date and continuing after the Closing, each party shall cooperate with the other party and provide at the expense of the requesting party, all information that may be required to enable such party to comply with all applicable laws, rules and regulations, and any governmental filing requirements, with respect to reporting and reflecting the transactions contemplated by this Agreement and the Ancillary Agreements.

     SECTION 5.8. Regulatory and Other Authorizations; Consents.
                  ---------------------------------------------

     (a) Efforts. Each party hereto will use all commercially reasonable efforts
         -------
to obtain all authorizations, consents, orders and approvals of all federal, state and local regulatory bodies and officials that may be or become necessary for the execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

     SECTION 5.9. Maintenance of Insurance. Seller shall continue to maintain in
                  ------------------------
full force and effect until the Closing Date all policies of insurance in effect with respect to the Purchased Assets or duly renew the same upon similar terms and conditions.

     SECTION 5.10. Bulk Sales. Seller and Purchaser expressly waive compliance
                   ----------
with any and all applicable bulk sales laws in connection with the transactions contemplated in this Agreement and the Ancillary Agreements; provided, however, that Seller agrees to indemnify Purchaser for any liabilities and costs associated with such noncompliance, including, but not limited to Taxes associated therewith.

     SECTION 5.11. Support. As of the Closing Date, for a period of up to six
                   -------
months thereafter, Purchaser shall be entitled to occupy and use the space currently occupied and used by the Employees at 1731 Technology Drive, San Jose, California (the "Leased Premises") solely for the purpose of conducting the
                 ---------------
Internet Appliance Business. In consideration for the occupancy and use of the Leased Premises by Purchaser, Purchaser shall pay its pro rata share of the costs incurred by Seller for the lease and occupancy of the Leased Premises, including but not limited to, lease payments, electricity and heating expenses, telecommunications expenses and all similar costs associated with the occupancy and use of the Leased Premises.

     SECTION 5.12. Survival. Each of the agreements and covenants set forth in
                   --------
this Article V shall survive the Closing.

                                   ARTICLE VI

                                EMPLOYEE MATTERS

     SECTION 6.1. Offers to Employees.
                  -------------------

     (a) Purchaser shall have the right to solicit and make written offers of employment or services as a consultant to any Employee. Seller agrees that, from the Effective Date and continuing until the earlier of the Closing Date or the termination of this Agreement according to its terms, Seller will provide Purchaser with reasonable access to and the opportunity to meet and interview each Employee.

     (b) Purchaser agrees that for a period of one (1) year commencing on the Effective Date, Purchaser will not, without Seller's written consent or except as provided in this Agreement, directly or indirectly engage or participate in any effort or act to solicit employees of Seller (or any subsidiary of Seller) to cease their employment with Seller (or such subsidiary) or to breach any employment obligation with Seller (or any subsidiary of Seller), or to hire any person who was an employee of Seller (or any subsidiary of Seller) on the Effective Date.

     SECTION 6.2. Employee Obligations of Seller.
                  ------------------------------

     (a) Seller and any subsidiaries thereof shall be liable for and shall hold Purchaser and its affiliates harmless from, any and all liabilities with respect to: (i) the employment by Seller or termination of employment by Seller of any past, current or future employee or consultant of Seller or any of its affiliates (collectively, "Seller Employees"); (ii) any claims of discrimination
                           ----------------
under state or federal law arising from a Seller Employee's employment or service with or termination by Seller; (iii) any withholding or employment and or wage Taxes with respect to any Seller Employees which accrue or become payable during the period of such Seller Employee's employment or service with Seller or any affiliate of Seller or arise out of the termination of such person's employment with Seller or any affiliate of Seller; (iv) any other claims or obligations arising out of the terms and conditions of employment by Seller or any of its affiliates of any Seller Employee, whether for salary, wages, bonuses, profit sharing, commissions, severance, vacation pay, sick pay or otherwise; or (v) any duties or obligations of Seller or administrators under any existing or future employee benefit plans or arrangements, including stock incentive plans, maintained by Seller with respect to Seller Employees. Seller shall be responsible for filing all employment Tax returns with respect to Seller Employees attributable to periods of employment or service with Seller or any affiliate of Seller.

     (b) Seller shall pay to all Seller Employees, any liability for accrued vacation, sick leave or similar accrued benefits with respect to such Employees attributable to periods of employment or service with Seller, consistent with Seller's policies and applicable law, and shall make such payment within the statutory time period therefore.

     (c) Seller agrees to comply with the provisions of any statute or regulation regarding termination of employment, plant closing or layoffs and to perform all obligations required by Seller with respect to the cessation of any operations of the Internet Appliance Business or the termination, re-assignment, re-location or change in position of any Employee in connection with the transactions contemplated hereby.

     (d) For a period of two (2) years after the Closing Date, Seller shall not solicit for employment or service as a consultant nor hire nor engage the services of any Employee without the prior written consent of Purchaser.

     SECTION 6.3. Survival. Each of the agreements and covenants set forth in
                  --------
this Article VI shall survive the Closing.

                                   ARTICLE VII

                                   TAX MATTERS

     SECTION 7.1. Transaction Taxes. Seller shall be responsible for, and shall
                  -----------------
defend, indemnify and hold harmless Purchaser from and against any and all excise, value added, registration, stamp, property, documentary, transfer, sales, use and similar Taxes, levies, charges and fees incurred, or that may be payable to any taxing authority, in connection with, the transactions contemplated by this Agreement or the Ancillary Agreements (collectively, "Transaction Taxes"). Seller and Purchaser shall use all commercially reasonable
 -----------------
efforts to cooperate in order to minimize the Transaction Taxes and any Taxes to be paid or withheld in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.

     SECTION 7.2. Other Taxes. Seller is and shall remain solely responsible for
                  -----------
all Tax matters arising from or relating to the Purchased Assets and related businesses on or prior to the Closing Date ("Pre-Closing Period"). Seller shall
                                             ------------------
indemnify and hold harmless Purchaser from any liability for, or arising out of or based upon, or relating to any Tax matter arising from the Purchased Assets and related businesses during the Pre-Closing Period. Purchaser shall be solely responsible for all Tax matters arising from or relating to the Purchased Assets and Purchaser's related businesses beginning after the Closing Date ("Post-Closing Period"). Purchaser shall indemnify and hold harmless Seller from
  -------------------
any liability for, or arising out of or based upon, or relating to any Tax matter arising from the Purchased Assets and related businesses during the Post-Closing Period. Seller and Purchaser shall cooperate concerning all Tax matters relating to this division of responsibility,

     (h) 80% of the Employees (other than those Employees identified as Consultants and "Tata" Consultants on the Attachment to Section 3.11 of Seller's Disclosure Letter) shall have accepted Purchaser's offer of employment and have executed employment agreements (including non-competition provisions) in form and substance satisfactory to Purchaser.

     (i) Purchaser shall have received from the Chief Executive Officer of Ravisent, an executed non-competition agreement substantially in the form attached hereto as Exhibit C.
                   ---------

     (j) Purchaser shall have received copies of the resolutions of the board of directors and stockholders of Ravisent approving the restructuring of assets and liabilities of Ravisent in the form attached hereto as Exhibit G.

                                   ARTICLE IX

                         TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1. Termination. This Agreement may be terminated at any time
                  -----------
prior to the Closing:

     (a) by the mutual written consent of Seller and Purchaser; or

     (b) by either Seller or Purchaser at any time prior to Closing, if the other commits a material breach of this Agreement that is not cured within thirty (30) days after written notice thereof; or

     (c) by either Seller or Purchaser, if the Closing shall not have occurred prior to May 15, 2001; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose
                     --------------
failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date; or

     (d) by either Seller or Purchaser if a permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which would make illegal or otherwise restrain or prohibit the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements shall have been issued and shall have become final and non-appealable.

     SECTION 9.2. Effect of Termination. In the event cf termination of this
                  ---------------------
Agreement as provided in Section 9.1, this Agreement shall forthwith become void
                         -----------
and there shall be no liability on the part of any party hereto; provided that nothing herein shall relieve either party from liability for any willful breach hereof.

     SECTION 9.3. Waiver. At any time prior to the Closing, any Party hereto may
                  ------
(a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement by the other party or (c) waive compliance by the other party of any of the agreements or conditions contained herein: Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X

                                 INDEMNIFICATION

     SECTION 10.1. Loss Defined; Indemnitees. For purposes of this Article X,
                   -------------------------
the term "Loss" will mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation, injury or amounts paid in settlement, together with reasonable costs and expenses, including the reasonable attorneys' and experts' fees, court costs, arbitration costs, filing fees and other legal costs and expenses relating thereto. As used in this
Article X, the term "Purchaser Indemnitees" means and includes Purchaser and any
                     ---------------------
present or future officer, director, employee, affiliate, stockholder or agent of Purchaser and its successors and assigns. As used in this Article X, the term "Seller Indemnities" means and includes Seller and any present or future
 ------------------
officer, director, employee, affiliate, stockholder or agent of Seller and its successors and assigns.

     SECTION 10.2. Indemnification by Seller. Seller agrees, subject to the
                   -------------------------
other terms, conditions and limitations of this Agreement, to indemnify the Purchaser Indemnitees against, and to hold the Purchaser Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

     (a) the failure of any representation or warranty of Seller contained in this Agreement (including any Schedule or Exhibit hereto), to be true and correct as of the Effective Date or the failure of any representation or warranty contained in the Ancillary Agreements or the Officer's Certificate to be delivered pursuant to Section 8.1(a) hereof, to be true and correct as of the Closing Date;

     (b) the breach or violation by Seller of any covenant or agreement of Seller contained in this Agreement (including any Schedule or Exhibit hereto) or the Ancillary Agreements; and

     (c) except for the Assumed Liabilities, the operation or management of the Internet Appliance Business or the Purchased Assets at any time or times on or prior to the Closing Date, and except as otherwise provided in Article VI hereof, any charges or actions brought by employees, agents or representatives of Seller arising out of or based upon actions of the Seller taken on or prior to the Closing Date; or

     (d) any Encumbrances upon the Purchased Assets existing at the Closing.

     SECTION 10.3. Indemnification by Purchaser. Purchaser agrees, subject to
                   ----------------------------
the other terms, conditions and limitations of this Agreement, to indemnify the Seller Indemnitees against, and to hold the Seller Indemnitees harmless from, all Loss arising out of, resulting from, caused by or attributable to:

     (a) the failure of any representation or warranty of Purchaser contained in this Agreement (including any Schedule or Exhibit hereto), to be true and correct as of the Effective Date or the failure of any representation or warranty contained in the Ancillary Agreements or the Officer's Certificate to be delivered pursuant to Section 8.2(a) hereof, to be true and correct as of the Closing Date;

     (b) the breach or violation by Purchaser of any covenant or agreement of Purchaser contained in this Agreement (including any Schedule or Exhibit hereto) or the Ancillary Agreements;

     (c) the Assumed Liabilities or claims made for obligations arising after the Closing Date that have been assumed by Purchaser hereunder; or

     (d) the operation of the Purchased Assets and the sale and license of Internet Appliance Products by Purchaser after the Closing Date.

     SECTION 10.4. Third Party Claims.
                   ------------------

     (a) As used herein, an "Indemnified Party" means a Purchaser Indemnitee
                             -----------------
seeking indemnification pursuant to Section 10.2 hereof or a Seller Indemnitee
                                    ------------
seeking indemnification pursuant to Section 10.3 hereof. The Indemnified Party
                                    ------------
agrees to give the other party ("Indemnitor") prompt written notice of any
                                 ----------
event, or any claim, action, suit, demand, assessment, investigation, arbitration or other proceeding by or in respect of a third party (a "Third
                                                                      -----
Party Claim") of which it has knowledge, for which such Indemnified Party is
-----------
entitled to indemnification under this Article X (including in any case copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No delay on the part of an Indemnified Party in giving the Indemnitor notice of a Third Party Claim shall relieve the Indemnitor from any obligation hereunder unless the Indemnitor is prejudiced thereby.

     (b) Within twenty days of delivery of such written notice, the Indemnitor may, at the expense of the Indemnitor, elect to take all necessary steps properly to contest any Third Party Claim or to prosecute such Third Party Claim to conclusion or settlement satisfactory to the Indemnitor. If the Indemnitor makes the foregoing election, an Indemnified Party will have the right to participate at its own expense in all proceedings. If the Indemnitor does not make such election, an Indemnified Party shall be free to handle the prosecution or defense of any such Third Party Claim, will take all necessary steps to contest the Third Party Claim or to prosecute such Third Party Claim to conclusion or settlement satisfactory to such Indemnified Party, and will notify the Indemnitor of the progress of any such Third Party Claim, will permit the Indemnitor, at the sole cost of the Indemnitor, to participate in such prosecution or defense and will provide the Indemnitor with reasonable access to all relevant information and documentation relating to the Third Party Claim and the prosecution or defense thereof. In any case, the party not in control of the Third Party Claim will cooperate with the other party in the conduct of the prosecution or defense of such Third Party Claim. Notwithstanding the foregoing, if an Indemnified Party is offered a written settlement proposal by a third party that has as its sole component the payment of money by the Indemnified Party and the Indemnitor recommends to the Indemnified Party in writing that it accept such settlement proposal (the "Sanctioned Settlement") and the
                                      ---------------------
Indemnified Party refuses to accept such settlement proposal, in such event if the ultimate settlement terms agreed to by the Indemnified Party with such third party or the final monetary damages award against the Indemnified Party (either, a "Final Settlement Amount"), is greater than the amount of the Sanctioned
   -----------------------
Settlement, the Indemnified Party shall be responsible for the differential between the Final Settlement Amount and the Sanctioned Settlement and the Indemnitor's liability shall be limited to the amount specified in the Sanctioned Settlement.

     SECTION 10.5. Limitations on Indemnification.
                   ------------------------------

     (a) Limits on Seller Indemnification.
         --------------------------------

     (i) Seller shall not be required to provide indemnification under Section
10.2 unless and until the aggregate Loss for which one or more Purchaser Indemnitees seeks indemnification thereunder exceeds an aggregate of Seventy-Five Thousand Dollars ($75,000) (the "Deductible Amount"), in which event Seller shall be liable to indemnify the Purchaser Indemnitees for aggregate Loss which exceeds the Deductible Amount.

     (ii) The maximum aggregate Loss recoverable by Purchaser Indemnitees (considered together as a group) against Seller under Section 10.2 shall not exceed One Hundred Percent (100%) of the Purchase Price (the "Indemnity Cap").

     (b) Limits on Purchaser Indemnification.
         -----------------------------------

     (i) Purchaser shall not be required to provide indemnification under
Section 10.3 unless and until the aggregate Loss for which one or more Seller Indemnitees seeks indemnification thereunder exceeds an aggregate of the Deductible Amount, in which event Purchaser shall be liable to indemnify the Seller Indemnitees for aggregate Loss, which exceeds the Deductible Amount.

     (ii) The maximum aggregate Loss recoverable by Seller Indemnitees (considered together as a group) against Purchaser under Section 10.3 shall not exceed the Indemnity Cap.

     (c) Time Limits. Notwithstanding anything herein to the contrary, no claim
         -----------
for indemnification under Sections 10.2 or 10.3 may be brought after the date that is eighteen (18) months after the Closing Date.

     SECTION 10.6. Escrow Fund. At the Closing, the Escrow Amount shall be
                   -----------
deposited with the Escrow Agent, such deposit (together with interest and other income thereon) to constitute an escrow fund (the "Escrow Fund") and to be governed by the terms set forth herein and in the Escrow Agreement substantially in the form attached hereto as Exhibit B. The Escrow Fund shall be available to
                               ---------
satisfy, and to compensate Purchaser for amounts recoverable by Purchaser pursuant to, the indemnification obligations of Seller set forth in Section 10.2 hereof, subject to the limitations set forth in this Article X.

     SECTION 10.7. Escrow Period. The Escrow Fund shall be maintained by the
                   -------------
Escrow Agent and be available to satisfy the indemnification obligations of Seller hereunder until the date that is twelve (12) months after the Closing Date (the "Escrow Termination Date").
           -----------------------

     SECTION 10.8. Claims upon Escrow Fund. Purchaser shall make a claim upon
                   -----------------------
the Escrow Fund by delivering to the Escrow Agent on or before the Escrow Termination Date a certificate signed by any officer of Purchaser (an "Officer's
                                                                       ---------
Certificate") specifying in reasonable detail the individual items of
-----------
indemnifiable Loss included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the basis for indemnification. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to Seller. No payments shall be made out of the Escrow Fund except as set forth in the Escrow Agreement.

     SECTION 10.9. Resolution of Conflicts; Arbitration. In case Seller shall
                   ------------------------------------
object in writing to any claim or claims made in any Officer's Certificate, Seller and Purchaser shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If

Seller and Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute cash from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Purchaser or Seller may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending action or proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by one (1) arbitrator mutually agreeable to Purchaser and Seller. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrator shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrator determines that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Article X, the Escrow Agent
                                                ---------
shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrator. Judgment upon any award rendered by the arbitrator may be entered in any court having competent jurisdiction. Any such arbitration shall be held in San Jose, California under the commercial rules of arbitration then in effect of the International Chamber of Commerce. In any arbitration pursuant to this Section 10.9 to resolve a claim for indemnification, each party
                 ------------
shall pay its own expenses. Seller shall pay a fraction of the fees of the (i) arbitrators and the administrative costs of the arbitration equal to the quotient obtained by dividing the amount awarded by the arbitrators with respect to such claim (or agreed in settlement of such claim) by (ii) the portion of the indemnification claim disputed by Seller; and the balance of such fees and administrative costs shall be paid by Purchaser.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     SECTION 11.1. Expenses. All costs and expenses, including, without
                   --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 11.2. Notices. All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be given or made by delivery in person, by courier service, by telecopy (confirmed in writing), or by registered or certified mail (postage prepaid, return receipt requested), and shall be deemed to have been duly given or made upon actual delivery, or if mailed by registered or certified mail, on the third business day following deposit in the mails, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Seller:

                  Ravisent Technologies Inc.
                  205 Great Valley Parkway
                  Malvern, PA 19355
                  Attention: General Counsel
                  Telecopy:  610-695-8503

          with a copy to:

                  Brobeck, Phleger & Harrrison LLP
                  Two Embarcadero Place
                  2200 Geng Road
                  Palo Alto, CA 94303
                  Attention: David Makarechian, Esq.
                  Telecopy:  650-496-2715

          (b) if to Purchaser:

                  Phoenix Technologies, Ltd.
                  411 East Plumeria Drive
                  San Jose,CA 95134
                  Attention: General Counsel
                  Telecopy:  408-570-1219

          with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  1020 Marsh Road
                  Menlo Park, CA 94025
                  Attention: Brian C. Burr
                  Telecopy:  650-614-7401

     SECTION 11.3. Headings; Disclosure. The headings contained in this
                   --------------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. A disclosure made in any section of Purchaser's Disclosure Letter or Seller's Disclosure Letter, respectively, with respect to a representation made in this Agreement may apply to or qualify any other representation made by such party in this Agreement.

     SECTION 11.4. Severability. If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this

Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     SECTION 11.5. Survival. Unless otherwise expressly set forth herein, all
                   --------
covenants to be performed prior to the Closing Date, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the transactions contemplated hereby until the date that is eighteen (18) months after the Closing Date.

     SECTION 11.6. Entire Agreement. This Agreement and the Ancillary Agreements
                   ----------------
constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings with respect to the subject matter hereof, both written and oral.

     SECTION 11.7. Assignment. This Agreement shall not be assigned by Purchaser
                   ----------
or Seller without the prior written consent of the non-assigning party; provided, however, that Purchaser may assign all or a portion of its rights and obligations hereunder to one or more affiliates that control or are under common control with Purchaser. Any purported assignment not permitted by this Section shall be void.

     SECTION 11.8.  No Third-Party Beneficiaries. This Agreement is for the sole
                    ----------------------------
benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, including but not limited to any Employee, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No statement, reference or disclosure set forth in this Agreement, the Ancillary Agreements or the exhibits or schedules thereto constitutes an admission (express or implied) of any liability or obligation of the parties hereto to any third party, nor an admission (express or implied) against any such party's interests.

     SECTION 11.9.  Amendment; Waiver. This Agreement may not be amended or
                    -----------------
modified except by an instrument in writing signed by Seller and Purchaser. Waiver of any term or condition of this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.

     SECTION 11.10. Governing Law; Jurisdiction and Venue. This Agreement shall
                    -------------------------------------
be governed by, and construed in accordance with, the internal laws of the State of California. Each party irrevocably consents to submit to the exclusive jurisdiction of any federal or state court located in the State of California, County of Santa Clara, for any lawsuits, actions or proceedings with respect to this Agreement or the transactions contemplated hereby.

     SECTION 11.11. Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 11.12. No Joint Venture. Nothing contained in this Agreement will
                    ----------------
be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            PHOENIX TECHNOLOGIES, LTD.

                                            By: /s/ Albert E. Sisto
                                                ------------------------------
                                            Name: Albert E. Sisto
                                            Title: Chairman, CEO, & President

                                            RAVISENT TECHNOLOGIES INC.

                                            By: /s/ Francis E. Wilde
                                                ------------------------------
                                            Name: Francis E. Wilde
                                            Title: President & CEO


                                            RAVISENT TECHNOLOGIES INTERNET
                                             APPLIANCE GROUP, INC.

                                            By: /s/ Francis E. Wilde
                                                ------------------------------
                                            Name: Francis E. Wilde
                                            Title: President & CEO


                                            RAVISENT I.P., INC.

                                            By: /s/ Thomas J. Fogarty
                                                ------------------------------
                                            Name: Thomas J. Fogarty
                                            Title: President


                                            RAVISENT OPERATING COMPANY, INC.

                                            By: /s/ Francis E. Wilde
                                                ------------------------------
                                            Name: Francis E. Wilde
                                            Title: President & CEO


                [SIGNATURE PAGE TO ASSET ACQUISITION AGREEMENT]